UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

MARCO COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1770 San Marco Road
Marco Island, Florida	34145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 389-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On Thursday, August 22, 2008, Marco Community Bancorp, Inc.'s (the "Company") wholly owned subsidiary, Marco Community Bank (the "Bank"), instituted an action [Marco Community Bank v. Atlantic Capital Associates, Inc., Florida Capital Bank N.A. and Allen C. Ewing & Co., Case No. 08-6362 CA] in the Circuit Court of the Twentieth Judicial Circuit in and for Collier County, Florida against each of Atlantic Capital Assoc., Inc. ("ACA"), Florida Capital Bank, N.A. ("FCB") and Allen C. Ewing & Co. ("Ewing" and collectively with ACA and FCB, the "Defendants").

Specifically, the Bank alleges that ACA, the loan originator, loan servicer, lender and underwriter, along with its agents, FCB and Ewing, failed to underwrite mortgage loans in conformity with their own offering documents, servicing agreements and industry standards. In addition, the Bank alleges that the Defendants also failed to perform as required under their agreements with the Bank and that all of these failures and conflicts led up to the issuance of impaired securities founded on material misstatements and omissions in the offering documents, servicing agreements and other material documents delivered in connection with the purchases by the Bank of mortgaged-back securities.

The Bank has instituted the action alleging violations of the Florida Securities and Investor Protection Act, breach of contract and negligence.  The Bank is seeking to recover damages sustained, pre-judgment interest, attorney's fees and cost in connection with its purchase of more than $19 million of mortgaged-back securities from the Defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCO COMMUNITY BANCORP, INC.

Date: August 25, 2008	By:	/s/ Stephen A. McLaughlin
Stephen A. McLaughlin
Vice Chairman and President